Exhibit 99.1

AsherXino Corporation Executes Agreement to Farm-Out 8% Interest in Nigeria Offshore Oil and Gas Field

Press Release Source: AsherXino Corporation On Wednesday June 15, 2011, 12:41 pm EDT

HOUSTON, TX--(Marketwire - 06/15/11) - AsherXino Corporation (OTCQB: AXNO) (Pinksheets:AXNO - News), a Delaware corporation engaged in the exploration and development of oil and gas concessions in the Gulf of Guinea, today announced that it has executed formal documents with a leading international oil service company for US$10,000,000 in relation to the farm-out of an 8% working interest in its Nigeria offshore concession.

This transaction follows an additional farm-out for US$7,500,000.

AsherXino had previously entered into a farm-in agreement for a 40% working interest in the Nigeria offshore concession, upon payment of a required signature bonus of US$12,500,000 to the Nigeria government. The remaining 60% of the concession is held by the Nigeria local partner in compliance with the Nigeria local content law.

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Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, but there can be no assurance that our expectations, beliefs or projections will come to pass or be achieved or accomplished.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. More information concerning our business, including additional factors that could materially affect our financial results, may be found in our periodic filings with the SEC (http://www.sec.gov).

Cautionary Note About our Forward-Looking Statements

All of our statements that contain other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of applicable federal securities law. Forward-looking statements may generally be identified by words such as "believe," "project," "expect," "may," "estimate," "intend," "plan," "will," "could," and similar expressions. The Private Securities Litigation Reform Act of 1995 contains safe-harbor provisions for forward-looking statements, and we intend that our forward-looking statements be covered by those provisions.

Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, but there can be no assurance that our expectations, beliefs or projections will come to pass or be achieved or accomplished.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. More information concerning our business, including additional factors that could materially affect our financial results, may be found in our periodic filings with the SEC (http://www.sec.gov).

Contact:

Contact:
Bayo Odunuga
CEO
AsherXino Corporation
(713) 413-3345 ext. 205